Exhibit 99.1

CONTACT: Dennis Halpin

304-234-2421

RELEASE DATE: June 29, 2007

FOR IMMEDIATE RELEASE

WHEELING-PITTSBURGH CORPORATION REVISES

SECOND QUARTER EXPECTATIONS

WHEELING, WV, June 29, 2007 – Wheeling-Pittsburgh Corporation (NASDAQ: WPSC) announced today that second quarter results will be lower than previously expected.

While June is not quite completed, the EBITDA loss for the second quarter is expected to be approximately $25 million, after including the favorable effect of a $9.5 million business interruption insurance recovery. The second quarter has been significantly impacted by the unplanned outages in the EAF and BOF during April, increased scrap costs, as well as weaker demand for flat rolled products. The lingering impact of the unplanned outages that occurred in April and the fact that the rebound in market conditions did not materialize as expected at the time of the Company’s previous guidance contributed to the shortfall. James P. Bouchard, Chairman and Chief Executive Officer commented, “While this quarter will represent an improvement from the first quarter’s results, it is still well below our expectations.”

The Company has also announced a two-week maintenance outage on its electric arc furnace during July. This outage, which had been planned for some time, comes at an opportune time in that the commercial conditions which impacted the second quarter are expected to continue through July. This outage, which will coincide with other planned maintenance at the Company’s Mingo Junction facility, could reduce productive capacity during the period by as much as 40,000 tons.

With respect to the Company’s combination with Esmark Incorporated, the registration statement for the combination continues to go through the standard review process with the Securities and Exchange Commission and the Company is working towards a shareholder vote in the third quarter of this year.

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. Factors that might cause the Company’s actual results to differ from those anticipated in forward-looking statements include but are not limited to: (1) market demand for steel products; (2) competitive pressure on sales and pricing; (3) availability and costs of raw materials, including steel scrap as well as availability and costs for energy. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the “Business—Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports and filings with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

In connection with the proposed business combination of Wheeling-Pittsburgh Corporation (“Wheeling-Pitt”) and Esmark Incorporated (“Esmark”), Clayton Acquisition Corporation (“New Esmark”) has filed with the SEC a registration statement on Form S-4 and related preliminary proxy statement with the SEC. Stockholders of Wheeling-Pitt and Esmark are urged to read the registration statement, proxy statement/prospectus and any other relevant documents, including the definitive proxy statement/prospectus, filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information, including information on the proposed transaction as well as participants and their interests in the Company and Esmark. Stockholders will be able to obtain a free copy of the registration statement and related proxy statement/prospectus, as well as other filings containing information about Wheeling-Pitt and Esmark, at the SEC’s website at http://www.sec.gov. New Esmark, Wheeling-Pitt, Esmark and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Wheeling-Pitt in connection with the proposed business combination transaction. Information regarding the participants in the proxy solicitation and their respective interests may be obtained by reading the registration statement and related preliminary proxy statement. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Wheeling-Pittsburgh:

Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company’s products include hot rolled and cold rolled sheet and coated products such as galvanized, pre-painted and tin mill sheet. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.

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